Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Directors

Liquid Container Inc.

We have audited the accompanying consolidated balance sheets of Liquid Container Inc. (a Delaware S-corporation) and Subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Liquid Container Inc. and Subsidiaries as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Chicago, Illinois

August 18, 2010

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
CURRENT ASSETS:
Cash	$721,222	$1,220,772
Marketable securities—fixed income (cost $-0-for 2009, and $1,285,961 for 2008)	—	1,277,121
Accounts receivable, less allowance of $65,322 and $300,000 respectively	25,226,595	32,112,214
Inventories	30,656,941	26,865,172
Other current assets	4,036,872	3,540,924

	60,641,630	65,016,203
PROPERTY, PLANT AND EQUIPMENT:
Land	2,026,000	2,026,000
Buildings and leasehold improvements	38,694,936	38,260,269
Machinery and equipment	268,479,331	250,894,250
Office furniture and fixtures	5,133,999	4,900,821
Deposits and construction in progress	1,231,021	15,567

	315,565,287	296,096,907
Less: Accumulated depreciation	(162,423,156)	(146,332,480)

	153,142,131	149,764,427
OTHER ASSETS:
Deferred financing costs, net of accumulated amortization of $2,377,725 and $1,967,865 respectively	760,794	1,170,654
Goodwill	19,442,011	19,442,011

	20,202,805	20,612,665

Total Assets	$233,986,566	$235,393,295

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,573,996	$30,959,106
Current maturities of long-term debt	8,692,580	17,800,000
Accrued liabilities:
Salaries and wages	5,470,179	3,988,446
Vacation pay	3,082,773	2,864,525
Fringe benefits	1,945,120	1,402,458
Real estate taxes	724,167	633,007
Profit sharing	2,295,895	1,951,874
Interest	257,936	249,869
Tax distributions	2,111,661	3,166,291
Other	2,551,311	1,742,383

	64,705,618	64,757,959
LONG-TERM DEBT	162,018,339	184,179,000
DEFERRED INCOME TAXES	3,319,121	3,396,817

Total Liabilities	230,043,078	252,333,776
SHAREHOLDERS’ EQUITY
Common stock	2	2
Additional paid-in capital	144,198	144,198
Retained earnings	(18,111,248)	(17,075,842)
Accumulated other comprehensive income (loss)	—	(8,839)
Non- controlling interests	21,910,536	—

	3,943,488	(16,940,481)

Total Liabilities and Shareholders’ Equity	$233,986,566	$235,393,295

See notes to consolidated financial statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007
NET SALES	$355,512,366	$403,427,571	$360,540,420
COST OF GOODS SOLD	286,031,749	337,618,585	295,839,274

Gross profit	69,480,617	65,808,986	64,701,146

SELLING AND ADMINISTRATIVE EXPENSES	12,780,708	11,825,653	11,870,421

Operating income	56,699,909	53,983,333	52,830,725

OTHER EXPENSE (INCOME):
Interest expense, net of interest income	3,264,141	11,805,133	17,705,271
Loss (gain) on disposal of fixed assets	35,547	(10,343)	7,376
Other	741,288	731,756	734,303

INCOME BEFORE TAXES	52,658,933	41,456,787	34,383,775
Income tax provision	2,411,852	2,489,585	1,308,694

NET INCOME	50,247,081	38,967,202	33,075,081
Less income attributable to non-controlling interests	(49,682,487)	(8,231,377)	(11,731,151)

NET INCOME ATTRIBUTABLE TO PARENT	$564,594	$30,735,825	$21,343,930

See notes to consolidated financial statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	Common Stock, $0.01 par value, Class A Voting (20 Shares Authorized)			Common Stock, $0.04 par value, Class B Non-Voting (980 Shares Authorized)			Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Non- controlling interest	Total shareholders’ equity	Comprehensive income
	Number of shares issued	Number of shares outstanding	Amount	Number of shares issued	Number of shares outstanding	Amount
BALANCE, January 1, 2007	4	4	$—	196	196	$2	$144,198	$1,016	$(66,574,980)	$—	$(66,429,764)	$—
Net income	—	—	—	—	—	—	—	—	21,343,930	11,731,151	33,075,081	33,075,081
Distributions	—	—	—	—	—	—	—	—	—	(11,731,151)	(11,731,151)	—
Repurchase of partnership units	—	—	—	—	—	—	—	—	(1,980,617)	—	(1,980,617)	—
Comprehensive loss	—	—	—	—	—	—	—	(9,206)	—	—	(9,206)	(9,206)

BALANCE, December 31, 2007	4	4	—	196	196	2	144,198	(8,190)	(47,211,667)	—	(47,075,657)	$33,065,875

Net income	—	—	—	—	—	—	—	—	30,735,825	8,231,377	38,967,202	$38,967,202
Distributions	—	—	—	—	—	—	—	—	(600,000)	(8,231,377)	(8,831,377)	—
Comprehensive loss	—	—	—	—	—	—	—	(649)	—	—	(649)	(649)

BALANCE, December 31, 2008	4	4	—	196	196	2	144,198	(8,839)	(17,075,842)	—	(16,940,481)	$38,966,553

Net income	—	—	—	—	—	—	—	—	564,594	49,682,487	50,247,081	$50,247,081
Distributions	—	—	—	—	—	—	—	—	(1,600,000)	(27,771,951)	(29,371,951)	—
Comprehensive income	—	—	—	—	—	—	—	8,839	—	—	8,839	8,839

BALANCE, December 31, 2009	$4	$4	$—	$196	$196	$2	$144,198	$—	$(18,111,248)	$21,910,536	$3,943,488	$50,255,920

See notes to consolidated financial statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,247,081	$38,967,202	$33,075,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,464,808	16,328,204	14,602,599
Amortization	409,860	429,967	352,120
Deferred income taxes	(77,696)	229,023	(423,645)
Loss (gain) on disposal of fixed assets	35,547	(10,349)	7,376
Gain (loss) on sale of marketable securities	(2,647)	(2,725)	(493)
Changes in components of working capital:
Decrease (increase) in receivables	6,932,785	(2,704,801)	538,639
(Increase) decrease in inventory	(3,791,769)	12,545,672	(10,558,261)
(Increase) decrease in other current assets	(1,446,229)	610,943	(1,110,189)
Increase (decrease) in accounts payable	6,614,890	(994,905)	6,491,828
Increase (decrease) in accrued liabilities	3,507,580	473,437	(995,376)

Net cash provided by operating activities	79,894,210	65,871,668	41,979,679
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(829,281)	(7,864,055)	(106,917,380)
Proceeds from sale of marketable securities	2,117,889	8,252,388	106,856,422
Capital expenditures	(19,990,645)	(15,915,001)	(29,781,297)
Proceeds from sale of capital assets	15,700	87,010	106,975

Net cash used for investing activities	(18,686,337)	(15,439,658)	(29,735,280)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payment) borrowing on revolver
Payments on revolver	(159,088,291)	(168,382,465)	(167,776,954)
Borrowings on revolver	145,240,703	144,357,652	254,700,767
Repayment of term debt	(17,420,493)	(15,000,000)	(87,500,000)
Payment of note payable to limited partner	—	(2,003,879)	—
Distributions to shareholder and non-controlling interests	(30,439,342)	(8,375,181)	(13,438,070)

Net cash used for financing activities	(61,707,423)	(49,403,873)	(14,014,257)

(Decrease) increase in cash	(499,550)	1,028,137	(1,769,858)
Cash, beginning of year	1,220,772	192,635	1,962,493

Cash, end of year	$721,222	$1,220,772	$192,635

Supplemental disclosures of cash flow information
Cash paid during the year for interest	$3,246,476	$11,853,927	$18,934,682
Cash paid during the year for income taxes	1,998,923	2,085,994	1,331,422
Supplemental disclosure of non-cash activities
Purchase of shares for note payable	$—	$—	$2,003,879
Recovery of non-controlling interests in excess of basis	—	30,245,269	20,903,875

See notes to consolidated financial statements.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009, 2008 AND 2007

1. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Liquid Container Inc. (“LCI”), Liquid Container Limited Partnership (“LCLP”) and its direct and indirect subsidiaries, Plaxicon Holding Corporation, a Delaware corporation, its wholly-owned subsidiary, Plaxicon LLC, a California limited liability company (formerly Plaxicon, Inc., a California S Corporation), and Plaxicon Company, a California general partnership (all referred to herein as “Plaxicon”), collectively referred to as the “Company.” Significant intercompany accounts and transactions have been eliminated.

Nature of Operations

LCI, a Delaware S Corporation, was formed on November 1, 1990, for the purpose of acting as managing general partner of LCLP. As managing general partner, LCI exclusively manages the properties, business and affairs of the LCLP, all decisions relating to the management and control of the conduct of the business of LCLP, including but not limited to decisions relating to acquisitions of additional businesses, distributions to the non-controlling partners, opening of bank accounts, refinancing of LCLP obligations, encumbering of LCLP property and selection of attorneys, accountants, appraisers and agents. LCI owns approximately 1.1% of the outstanding partnership units of the LCLP.

The Company designs, manufactures and sells high-density polyethylene, polyethylene terephthalate and polypropylene plastic containers primarily to the food, household chemical and automotive after-market industries throughout the United States. The Company has a long-term supply contract with one customer covering multiple products for multiple brands for five or more years that accounts for approximately 33%, 32% and 32% of its sales for the years ended December 31, 2009, 2008 and 2007, respectively.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates are used in accounting for, among other items, sales rebates to customers, allowance for doubtful accounts, self-insurance liabilities, impairment of long-lived assets, litigation, claims and contingencies and income taxes.

Marketable Investment Transactions

LCI has evaluated its investment portfolio and classified all investment securities as available-for-sale. Investments determined to be available-for-sale are measured at fair value, with unrealized gains and losses, net of deferred income taxes, reported as a component of accumulated other comprehensive income (loss). Gains and losses on the sale of such securities are determined using the specific identification method.

Non-controlling Interests

The Financial Accounting Standards Board (“FASB”) issued guidance, which changed the accounting for and the financial statement presentation of non-controlling equity interests in a consolidated subsidiary. The guidance replaced the existing minority-interest provisions by defining a new term, “non-controlling interests,” to replace what were previously called minority interests. The new guidance establishes non-controlling interests as a component of the equity of a consolidated entity. The underlying principle of the new guidance is that both the

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

controlling interest and the non-controlling interests are part of the equity of a single economic entity: the consolidated reporting entity. Classifying non-controlling interests as a component of consolidated equity is a change from the previous practice of treating minority interests as a mezzanine item between liabilities and equity or as a liability. The change affects both the accounting and financial reporting for non-controlling interests in a consolidated subsidiary. The reporting requirements are intended to clearly identify and differentiate the interests of the parent and the interests of the non-controlling owners. The Company adopted this guidance on January 1, 2009, and the reporting and disclosure requirements were applied retrospectively to prior periods.

Included in the years ended December 31, 2008 and 2007 consolidated statements of cash flows as non-cash transactions is $30,245,269 and $20,903,875 in recovery of distributions to non-controlling interest in excess of basis, which was related to the recovery of distributions made prior to 2007. At that time, distributions in excess of the non-controlling interest basis were charged to operations as a result of the non-controlling interest holders having no contractual obligation to return such amounts to fund operations or to restore any capital deficits.

The non-controlling interests of LCLP include its non-managing general partners and limited partners, some of which are related to the managing general partner. Had the Company continued to account for income under the previously existing accounting standards, net income attributable to the controlling interests for 2009 would have been $18,689,222.

Revenue Recognition

Sales are recorded when all of the following have occurred: an agreement of a sale exists, product delivery and acceptance has occurred or services have been rendered, pricing is fixed or determinable and collection is reasonably assured. Management is required to make judgments about whether pricing is fixed or determinable and whether or not collectibility is reasonably assured.

The Company records accruals for sales rebates to certain customers at the time of shipment based upon historical experience. Management periodically reviews actual rebate experience in relation to historical experience and makes any necessary adjustments to the accrual. Changes in allowances may be required if future rebates differ from historical experience.

Accounts Receivable

Credit is extended based on the evaluation of a customer’s financial condition. Collateral is generally not required. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s ability to pay its obligation to the Company and the condition of the general economy and industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Changes in the Company’s allowance for doubtful accounts are as follows as of December 31:

	2009	2008
Beginning balance	$300,000	$300,000
Write-offs, net of recoveries	49,196	(7,920)
Provision for bad debts	(283,874)	7,920

Ending balance	$65,322	$300,000

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

Inventories

The Company’s inventories, which consist of raw materials and finished goods, are stated at the lower of cost or market using a method that approximates the first-in, first-out method for materials and the average-cost method for labor and overhead components. Provisions for potentially obsolete or slow-moving inventory are made based on management’s analysis of inventory levels, historical usage and market conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the assets as follows:

Years
Buildings	30 - 33
Machinery and equipment	3 - 15
Office furniture and fixtures	3 - 10

Amortization of leasehold improvements is provided using the straight-line method based upon the expected useful lives of the improvements or the term of the lease, whichever is shorter. Maintenance and repairs are charged to expense.

Deferred Financing Costs

All costs and fees related to the Senior Credit Facility, Variable Revenue Bonds and Notes Payable have been capitalized as deferred financing costs and are being amortized over the lives of the debt instruments.

Goodwill

As part of the 1996 acquisition of Plaxicon, the Company recorded goodwill of $16,654,345 which, until January 1, 2002, was amortized over 25 years. In connection with the 1999 acquisition of the manufacturing division of United States Container Corporation, the Company recorded additional goodwill of $7,430,961.

The Company tests goodwill and other intangible assets with indefinite lives annually for impairment and found no instances of impairment of the recorded goodwill. The Company performed this testing assuming that the Company has only one reporting unit.

Long-Lived Assets

The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. If an asset is considered impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. Management determines fair value using discounted future cash flow analysis or other accepted valuation techniques. The Company has not experienced impairments of long-lived assets during any of the periods presented in the accompanying consolidated financial statements.

Fair Value Measurements

LCI defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

market for the asset or liability. Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. The Company established a three-tiered hierarchy of inputs to establish a classification of fair value measurements for disclosure purposes. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including the following:

1.	Quoted prices for similar assets or liabilities in active markets.

2.	Quoted prices for identical or similar assets or liabilities in inactive markets.

3.	Inputs other than quoted prices that is observable for the assets or liabilities.

Level 3—Inputs are unobservable for the asset or liability (including the entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability).

LCI’s management uses the following methods and significant assumptions to estimate the fair value of investments.

Marketable securities consist of investments in corporate, governmental agencies, and municipal bonds. The maturity dates of the marketable securities—fixed income typically range from two months to two years.

Money market funds are valued at their close price at the end of the day on the last business day of the year. Marketable securities—fixed income, with the exception of money market funds, are valued using available observable market information through processes such as benchmark curves, market quotations of similar securities, sector groupings and matrix pricing.

The following table presents the investments carried on the consolidated statements of assets, liabilities and shareholders’ equity by level within the fair value hierarchy based on the inputs used to value them at December 31, 2008:

	Level 1	Level 2	Level 3	Total
Money market funds	$472,181	$—	$—	$472,181
Marketable securities—fixed income	—	804,940	—	804,940

	$472,181	$804,940	$—	$1,277,121

Other Comprehensive Income

Other comprehensive income is defined as the change in equity of a business enterprise from non-shareholder transactions impacting shareholder’s equity that are not included in the statement of operations

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

and are not reported as a separate component of equity. For the years ended December 31, 2009, 2008 and 2007, accumulated other comprehensive income includes one component: the net change in unrealized gain (loss) on investment securities.

Statements of Cash Flows

For purposes of reporting the statement of cash flows, the Company includes all cash accounts, excluding money market accounts embedded in marketable securities, which are not subject to withdrawal restrictions or penalties as cash on the accompanying balance sheets.

Income Taxes

LCI, with the consent of its shareholders, has elected to be taxed as an S Corporation under the Internal Revenue Code, pursuant to which LCI is not subject to Federal income taxes. LCI is subject to certain state taxes. The income of the LCI is taxed to its shareholders by inclusion in the respective shareholder’s income tax returns.

As a limited partnership, the taxable income or loss of LCLP is allocated and included in its partners’ tax returns, except for certain state taxes.

Plaxicon is a C Corporation and is, therefore, subject to income tax. Plaxicon recognizes deferred income taxes for the consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB clarified guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, guidance was provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements are effective for fiscal years beginning after December 15, 2006.

In December 2008, the FASB permitted certain entities to defer the effective date to annual financial statements for fiscal years beginning after December 15, 2008.

The Company adopted the provisions on January 1, 2009. Previously, the Company had recorded for tax contingencies when amounts were estimable and probable to occur. Under the new guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the guidance to all tax positions for which the statute of limitations remained open.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

The adoption of this guidance did not have a material impact on the Company’s financial statements. At December 31, 2009, there was no liability for uncertain tax positions recorded on the accompanying balance sheet.

Fair Value of Financial Instruments

The carrying values of cash, accounts receivable and accounts payable approximate their fair values based on their short-term maturities. The carrying values of long-term bank obligations approximate their fair values because the effective interest rates on those obligations reflect current market rates.

Freight

The Company records freight billed to customers as net sales, with freight costs recorded as cost of goods sold.

Research and Development

Research and development expense was $833,063, $253,036 and $44,238 for the years ended December 31, 2009, 2008 and 2007, respectively.

2. Inventories

Inventory amounts as of December 31, 2009 and 2008, were as follows and include a reserve of obsolete inventories of $667,341 and $1,081,776, respectively, which is fully allocated to finished goods:

	2009	2008
Raw materials	$13,408,610	$11,015,385
Finished goods	17,248,331	15,849,787

	$30,656,941	$26,865,172

3. Other Intangible Assets

Other intangible assets consist of deferred financing costs, upon which, for the years ended December 31, 2009, 2008 and 2007, the Company recognized amortization expense of $409,860, $429,967 and $352,120, respectively. These intangibles are scheduled to be fully amortized by 2015, with corresponding amortization estimated to be $409,869, $253,576, $76,672, $10,322 and $10,322 for the years ended 2010, 2011, 2012, 2013 and 2014, respectively. The estimated useful lives are 5 to 24 years for deferred financing fees.

Deferred financing costs consisted of the following:

	2009	2008
Gross carrying amount	$3,138,519	$3,138,519
Accumulated amortization	(2,377,725)	(1,967,865)

Other intangibles, net	$760,794	$1,170,654

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

4. Long-Term Debt

Long-term debt consists of the following at December 31, 2009 and 2008:

	2009	2008
Senior Credit Facility:
Revolving Credit Loan	$81,051,412	$94,899,000
Term Note	82,579,507	100,000,000
Series A Notes Payable
Variable Revenue Bonds	7,080,000	7,080,000

	170,710,919	201,979,000
Less: Current maturities	(8,692,580)	(17,800,000)

Long-term debt less current maturities	$162,018,339	$184,179,000

Senior Credit Facility

In September 2007, the Senior Secured Credit Facility was amended to provide for a revolving credit loan up to $175,000,000 in the aggregate, which includes a $25,000,000 letter of credit sub-limit, and a $100,000,000 term loan. The amended Senior Secured Credit Facility bears interest at prime or the Eurodollar rate plus certain percentages based on the Company’s Leverage Ratio, as defined, at the Company’s option (1.20% and 2.23% at December 31, 2009 and 2008, respectively). Other terms and conditions were not materially changed.

The amended and extended Senior Secured Credit Facility is secured by the assets of the Company and matures September 30, 2012. The agreement provides for annual principal payments on the Term Loan based on Excess Cash Flow, as defined, and scheduled principal payments beginning September 30, 2009, as follows:

Payment Date	Scheduled Principal Payment on Term Loan
September 30, 2010	$8,692,580
September 30, 2011	13,038,870
September 30, 2012	Remaining unpaid principal

At December 31, 2009 and 2008, the Company has utilized $10,630,077 and $10,630,077, respectively, of the current and former Senior Secured Credit Facilities for letters of credit. The letters of credit secure the Variable Revenue Bonds and workers’ compensation insurance deductibles. The Variable Revenue Bonds mature in 2015, and the balance is due at that time. Interest rates are determined weekly (0.25% and 1.28% at December 31, 2009 and 2008, respectively).

Loan Covenants

The current and former Senior Credit Facilities contain covenants customary for those types of agreements including, but not limited to, restrictions on additional indebtedness, repurchase of partnership units, capital expenditures, leverage ratio, disposition of assets, distributions to shareholders and restrictions on change in control of the Company. The most restrictive covenants are minimum consolidated tangible net worth and total funded indebtedness, as defined, to consolidated EBITDA. At December 31, 2009 and 2008, the Company was in compliance with all covenants.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

5. Income Taxes

The provision for income taxes for the years ended December 31, 2009, 2008 and 2007, is comprised of the following:

	2009	2008	2007
Current:
Federal	$1,702,260	$1,624,695	$1,270,737
State	787,288	635,867	461,602

	2,489,548	2,260,562	1,732,339
Deferred:
Federal	(67,218)	192,835	(331,779)
State	(10,478)	36,188	(91,866)

	(77,696)	229,023	(423,645)

	$2,411,852	$2,489,585	$1,308,694

Temporary differences which give rise to the net deferred income tax liability are as follows:

	2009	2008
Deferred tax liability:
Partnership basis	$(3,319,121)	$(3,396,817)

Non-current deferred tax liability	$(3,319,121)	$(3,396,817)

The difference between the Federal statutory tax rate and the Company’s effective rate is primarily due to the Company’s income not being subject to all Federal and most state tax as it is a partnership.

The 2008 Plaxicon income taxes were under review by the Internal Revenue Service, the results of which provided for no material adjustments.

The following table reconciles the statutory tax rate to the effective tax rate:

	2009	2008	2007
Statutory tax rate	34.00%	34.00%	34.00%
Income not subject to Federal income tax	(30.67)	(29.28)	(31.27)
State income tax, net of Federal tax benefit	1.48	1.62	1.08
Other	(0.23)	(0.33)	0.00

Effective tax rate	4.58%	6.01%	3.81%

6. Shareholders’ Equity

LCI is a Delaware corporation, was formed on November 1, 1990, for the purpose of acting as managing general partner of LCLP. There are 20 shares of $.01 par value, Class A voting common stock authorized, 4 shares issued and outstanding. Additionally, there are 980 shares of $.01 par value, Class B non-voting common stock authorized, 196 shares issued and outstanding.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

LCLP is a Delaware limited partnership established on November 2, 1990, by LCI, a Delaware S Corporation, its managing general partner. There are 1,000,000 partnership units authorized and 888,495 outstanding at December 31, 2009 and 2008, respectively. Sales of units are for cash and, at times, notes collateralized by the partnership units. There were no notes receivable from partners as of December 31, 2009 and 2008.

7. Commitments and Contingencies

Leases

The Company has operating leases for equipment and a number of its facilities as follows:

Location	Lease Termination
West Chicago, IL
—Manufacturing facility	July 2016
—Warehouse facility	March 2015 with (2) three-year options
—Corporate headquarters	February 2012 with (1) five-year option
Racine, WI	September 2010 with (2) three-year options
Modesto, CA	April 2011 with (1) five-year option
Lexington, KY	April 2014 with (2) three-year option
Rancho Cucamonga, CA	July 2013
Mason, OH	October 2010 with (1) five-year option
Hammond, LA	December 2014 with (1) two-year option
Memphis, TN	June 2014 with (2) three-year options
Kansas City, MO	May 2012 with (3) two-year options

Lease and rental expense was $6,379,083, $6,581,426 and $6,659,072 for the years ended December 31, 2009, 2008 and 2007, respectively. Future minimum rental commitments under the terms of operating leases are as follows:

2010	$6,084,545
2011	4,811,876
2012	3,869,144
2013	3,435,614
2014	2,516,597
Thereafter	1,348,931

Total minimum lease payments	$22,066,707

Contingencies

Certain conditions may exist that may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

LIQUID CONTAINER INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

8. Employee Benefit Plans

The Company has a defined contribution retirement plan covering substantially all full-time employees of Liquid Container and Plaxicon who have completed at least one year of service. Contributions to the retirement plan, which are determined at the sole discretion of the Board of Directors, totaled $1,672,072, $1,570,053 and $1,637,134 for the years ended December 31, 2009, 2008 and 2007, respectively. The retirement plan also has a 401(k) provision for the benefit of employees. Contributions are made by employees through pretax reductions of their salaries. Liquid Container contributes $0.50 for each $1.00 of employee contribution to the retirement plan, up to 4% of eligible compensation. Matching contributions for 2009, 2008 and 2007 totaled $813,663, $781,994 and $743,812, respectively.

The Company has a performance unit plan for which certain senior managers of the Company are eligible to participate. In 2009, 2008 and 2007, the Company recorded expenses for the plan totaling $430,547, $660,040 and $324,997, respectively. Under the terms of the plan, the Board of Directors has the discretion to grant phantom partner units to key employees. Phantom partner units granted vest over four years if the Company achieves minimum return on investments targets. As of December 31, 2009, 2008 and 2007, 11,595, 13,805 and 13,105 phantom units, respectively, are outstanding. The Company has accrued for the fully vested value within salaries, wages, vacation pay and fringe benefits.

9. Related Parties

During each of the years 2007 through 2009, the Company was charged approximately $600,000 by certain limited partners for management services.

10. Subsequent Events

The Company evaluated its December 31, 2009 financial statements for subsequent events through August 18, 2010, the date the financial statements were available to be issued.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sole Director

WCK-L Holdings, Inc.

We have audited the accompanying balance sheets of WCK-L Holdings, Inc. (a Delaware S Corporation) (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, changes in shareholder’s equity and cash flows for the years ended December 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCK-L Holdings, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Chicago, Illinois

July 30, 2010

WCK-L HOLDINGS, INC.

BALANCE SHEETS

DECEMBER 31,

	2009	2008
ASSETS
CURRENT ASSETS
Cash	$84,492	$75,562
Dividend receivable	23,993	36,754
Interest receivable	—	9,808
Marketable securities—fixed income (cost—$-0- for 2009 and $1,279,654 for 2008)	—	1,270,887

TOTAL ASSETS	$108,485	$1,393,011

LIABILITIES AND SHAREHOLDER’S EQUITY
LIABILITIES
Accrued income tax	$6,502	$2,158

SHAREHOLDER’S EQUITY
Common stock	1	1
Additional paid-in capital	101,982	104,199
Retained earnings	—	1,295,420
Accumulated other comprehensive loss	—	(8,767)

Total shareholder’s equity	101,983	1,390,853

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$108,485	$1,393,011

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,

	2009	2008	2007
Dividend income	$312,285	$88,422	$128,017
Interest income	17,049	59,464	76,485
Realized (loss) gain on marketable securities	(575)	2,862	493

Total income	328,759	150,748	204,995
Operating expenses	7,594	7,556	7,760

Earnings before taxes	321,165	143,192	197,235
Income tax expense	14,092	10,177	7,194

NET INCOME	$307,073	$133,015	$190,041

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

THREE YEARS ENDED DECEMBER 31, 2009

	Common Stock		APIC	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
	Shares	Amount
Balance at January 1, 2007	100	$1	$104,199	$1,572,363	$1,016	$1,677,579
Net income	—	—	—	190,041	—	190,041
Distribution to shareholder	—	—	—	—	—	—
Change in accumulated other comprehensive income	—	—	—	—	(8,910)	(8,910)

Balance at December 31, 2007	100	1	104,199	1,762,405	(7,894)	1,858,711
Net income	—	—	—	133,015	—	133,015
Distribution to shareholder	—	—	—	(600,000)	—	(600,000)
Change in accumulated other comprehensive income	—	—	—	—	(873)	(873)

Balance at December 31, 2008	100	1	104,199	1,295,420	(8,767)	1,390,853
Net income	—	—	—	307,073	—	307,073
Distribution to shareholder	—	—	(2,217)	(1,602,493)	—	(1,604,710)
Change in accumulated other comprehensive income	—	—	—	—	8,767	8,767

Balance at December 31, 2009	100	$1	$101,982	$—	$—	$101,983

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2009	2008	2007
Cash flows from operating activities
Net income	$307,073	$133,015	$190,041
Realized losses (gains) on marketable securities	575	(2,862)	(493)
Changes in assets and liabilities
Decrease (increase) in dividend receivable	12,761	(3,855)	17,551
Decrease (increase) in interest receivable	9,808	5,254	(10,105)
Decrease (increase) in prepaid income tax	—	2,929	(2,929)
Increase (decrease) in accrued income tax	4,344	2,158	(2,183)

Net cash provided by operating activities	334,561	136,639	191,882
Cash flows from investing activities
Purchases of marketable securities	(1,328,554)	(5,164,851)	(107,609,017)
Proceeds from sale of marketable securities	1,402,923	5,552,419	107,548,226

Net cash provided by (used in) investing activities	74,369	387,568	(60,791)
Cash flows from financing activities
Distributions to shareholder	(400,000)	(600,000)	—

Net cash used in financing activities	(400,000)	(600,000)	—

Increase (decrease) in cash	8,930	(75,793)	131,091
Cash at beginning of year	75,562	151,355	20,264

Cash at end of year	$84,492	$75,562	$151,355

Supplemental disclosure of cash flow information Cash paid during the year for income tax	$9,748	$5,089	$12,872
Supplemental disclosure of non-cash information Distribution to shareholder of marketable securities—fixed income	$1,204,710	$—	$—

The accompanying notes are an integral part of these statements.

WCK-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

NOTE A—ORGANIZATION AND NATURE OF BUSINESS

WCK-L Holdings, Inc. (the “Company”), a Delaware S Corporation, was formed on November 8, 1990, for the purpose of investing in and acting as a general partner for Liquid Container, LP (“LCLP”) and other general investing activities.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all cash and short-term investments, excluding money market accounts that are embedded in marketable securities, with an original maturity of three months or less when purchased to be cash and cash equivalents.

Concentrations of Credit Risk

The Company maintains cash in bank deposit accounts which, at times, may exceed Federally insured limits. Accounts in the United States are insured by the Federal Deposit Insurance Corporation up to $250,000 as of December 31, 2009 and 2008. The uninsured balance aggregated to $-0- at December 31, 2009 and 2008. Cash is deposited with financial institutions that management believes are creditworthy. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

Investment Securities

The Company has evaluated its investment portfolio and classified all investment securities as available-for-sale. Investments determined to be available-for-sale are measured at fair value, with unrealized gains and losses reported as a component of accumulated other comprehensive income (loss). Gains and losses on the sale of such securities are determined using the specific identification method.

Fair Value Measurements

The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market for the asset or liability. Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. The Company established a three-tiered hierarchy of inputs to establish a classification of fair value measurements for disclosure purposes. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including:

1.	Quoted prices for similar assets or liabilities in active markets.

WCK-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009 AND 2008

2.	Quoted prices for identical or similar assets or liabilities in inactive markets.

3.	Inputs other than quoted prices that is observable for the assets or liabilities.

Level 3 inputs are unobservable for the asset or liability (including the entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability).

The Company’s management uses the following methods and significant assumptions to estimate the fair value of investments:

Marketable securities consist of investments in corporate, governmental agencies, and municipal bonds. The maturity dates of the marketable securities—fixed income typically range from two months to two years.

Money market funds are valued at their close price at the end of the day on the last business day of the year. Marketable securities—fixed income, with the exception of money market funds, are valued using available observable market information through processes such as benchmark curves, market quotations of similar securities, sector groupings and matrix pricing.

The following table presents the investments carried on the combined statements of assets, liabilities and shareholder’s equity by level within the fair value hierarchy based on the inputs used to value them, as of December 31, 2008:

	2008
	Level 1	Level 2	Level 3	Total
Money market funds	$363,827	$—	$—	$363,827
Marketable securities—fixed income	—	907,060	—	907,060

Total	$363,827	$907,060	$—	$1,270,887

Cost Method Investments

The Company has a 1.1255% investment in LCLP representing 10,000 units with an original cost of $94,200 that is accounted for using the cost method as the Company does not have significant influence and the investment is not marketable. Dividends received from LCLP that are distributed from net accumulated earnings of LCLP are recorded as dividend income. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment. As of December 31, 2009 and 2008, the investment in LCLP is $-0-.

Fair Value of Financial Instruments

The Company’s financial instruments, other than investments, consist of cash and cash equivalents. The carrying amounts of these financial instruments approximate their fair value due to the short-term maturities of these assets.

Other Comprehensive Income

Other comprehensive income is defined as the change in equity of a business enterprise from non-shareholder transactions impacting shareholder’s equity that are not included in the statements of income and are not reported as a separate component of equity. For the years ended December 31, 2009 and 2008, accumulated other comprehensive income includes one component: the net change in unrealized gain (loss) on

WCK-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009 AND 2008

investment securities. Comprehensive income of $315,840, $132,142 and $181,131 for the years ended December 31, 2009, 2008 and 2007, respectively, includes net income and net change in unrealized gain (loss) on investment securities.

Statements of Cash Flows

For purposes of reporting the statements of cash flows, the Company includes all cash accounts, excluding the money market accounts embedded in marketable securities, that are not subject to withdrawal restrictions or penalties as cash on the accompanying balance sheets.

Income Taxes

The Company, with the consent of its shareholder, has elected to be taxed as an S Corporation under the Internal Revenue Code, pursuant to which the Company is not subject to Federal income taxes. The income of the Company is allocated and taxed to its shareholder by inclusion in his respective individual income tax return. Accordingly, the provision for income taxes, as presented in the accompanying statements of income, consists of entity level state taxes payable by S Corporations. Additionally, there are no deferred taxes provided for temporary differences between tax and financial reporting bases of assets and liabilities.

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) clarified guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, guidance was provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted this guidance on January 1, 2009. Previously, the Company recorded tax contingencies when amounts were estimable and probable to occur. Under the new guidance, the Company recognized the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. Due to the election of Subchapter S Corporation status, the adoption of this guidance did not have a material impact on the Company’s financial statements. At December 31, 2009 and December 31, 2008, there was no liability for uncertain tax positions recorded on the accompanying balance sheet.

Contingencies

Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an

WCK-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009 AND 2008

estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE C—EQUITY

The Company is a Delaware S Corporation and was established on November 8, 1990. There are 1,000 shares of common stock authorized and 100 shares outstanding at a par value of $0.01 as of December 31, 2009 and 2008. Sales of shares are for cash.

Total distributions for the year ended December 31, 2009, were $1,604,710, which were allocated $1,602,493 from retained earnings and $2,217 from additional paid-in capital. These distributions included securities distributed in-kind of $1,204,710. Distributions for the year ended December 31, 2008 and 2007, were $600,000 and $-0-, respectively.

NOTE D—RELATED PARTY TRANSACTIONS

The Company is an investor and general partner in LCLP. The Company has recorded dividend income from LCLP of $312,284, $88,422 and $128,017 for the years ended December 31, 2009, 2008 and 2007, respectively. At December 31, 2009 and 2008, the Company had accrued dividend receivables from LCLP of $23,993 and $36,754, respectively.

Accounting services are provided by a related party without charge.

NOTE E—SUBSEQUENT EVENTS

The Company evaluated its December 31, 2009 financial statements for subsequent events through July 30, 2010, the date the financial statements were available to be issued, and noted no events or transactions that would require adjustments and/or additional disclosures in the Company’s financial statements.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sole Director

CPG-L Holdings, Inc.

We have audited the accompanying balance sheets of CPG-L Holdings, Inc. (a Delaware S- corporation) (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, changes in shareholder’s equity and cash flows for the years ended December 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CPG-L Holdings, Inc. as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years ended December 31, 2009, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Chicago, Illinois

July 30, 2010

CPG-L HOLDINGS, INC.

BALANCE SHEETS

DECEMBER 31,

	2009	2008
ASSETS
CURRENT ASSETS
Cash	$69,247	$1,831,302
Interest receivable	1	192
Dividend receivable	14,396	22,052

TOTAL ASSETS	$83,644	$1,853,546

LIABILITIES AND SHAREHOLDER’S EQUITY
LIABILITIES
Accrued taxes payable	$3,009	$3,223

SHAREHOLDER’S EQUITY
Common stock	1	1
Additional paid-in capital	49,564	66,519
Retained earnings	31,070	1,783,803

Total shareholder’s equity	80,635	1,850,323

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$83,644	$1,853,546

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,

	2009	2008	2007
Dividend Income	$186,948	$53,052	$76,810
Interest Income	395	27,144	70,763

Total income	187,343	80,196	147,573
Operating Expenses
Bank fees	349	394	387
Other expense	1,104	812	777

Total operating expenses	1,453	1,206	1,164

Earnings before taxes	185,890	78,990	146,409
Income tax expense	5,578	5,974	4,763

NET INCOME	$180,312	$73,016	$141,646

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

THREE YEARS ENDED DECEMBER 31, 2009

	Common Stock		Additional paid-in capital	Retained Earnings	Total Equity
	Shares	Amount
Balance at January 1, 2007	100	$1	$66,519	$1,569,141	$1,635,661
Net income	—	—	—	141,646	141,646

Balance at December 31, 2007	100	1	66,519	1,710,787	1,777,307
Net income	—	—	—	73,016	73,016

Balance at December 31, 2008	100	1	66,519	1,783,803	1,850,323
Net income	—	—	—	180,312	180,312
Dividend to shareholder	—	—	(16,955)	(1,933,045)	(1,950,000)

Balance at December 31, 2009	100	$1	$49,564	$31,070	$80,635

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2009	2008	2007
Cash flows from operating activities
Net Income	$180,312	$73,016	$141,646
Changes in assets and liabilities
Decrease (increase) in dividend receivable	7,656	(2,313)	10,531
Decrease in interest receivable	191	5,182	422
(Decrease) increase in accrued income tax payable	(214)	2,229	123

Net cash provided by operating activities	187,945	78,114	152,722
Cash flows from financing activities
Dividends	(1,950,000)	—	—

Net cash used in financing activities	(1,950,000)	—	—

(Decrease) increase in cash	(1,762,055)	78,114	152,722
Cash at beginning of year	1,831,302	1,753,188	1,600,466

Cash at end of year	$69,247	$1,831,302	$1,753,188

Supplemental disclosure of cash flow information
Cash paid during the year for income tax	$5,768	$3,769	$5,422

The accompanying notes are an integral part of these statements.

CPG-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009, 2008 AND 2007

NOTE A—ORGANIZATION AND NATURE OF BUSINESS

CPG-L Holdings, Inc. (the “Company”), a Delaware S-Corporation, was formed on November 8, 1990, for the purpose of investing in and acting as a general partner for Liquid Container, LP (“LCLP”).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all cash and short-term investments, excluding money market accounts embedded in marketable securities, with an original maturity of three months or less when purchased to be cash and cash equivalents.

Concentrations of Credit Risk

The Company maintains cash in bank deposit accounts which, at times, may exceed Federally insured limits. Accounts in the United States are insured by the Federal Deposit Insurance Corporation up to $250,000 as of December 31, 2009 and 2008. The uninsured balance aggregated to approximately $-0- and $1,581,302 at December 31, 2009 and 2008, respectively. Cash is deposited with financial institutions that management believes are creditworthy. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amounts of these financial instruments approximate their fair value due to the short-term maturities of these assets.

Cost Method Investments

The Company has a 0.6753% investment in LCLP that is accounted for using the cost method as the Company does not have significant influence and the investment is not marketable. Dividends received from LCLP that are distributed from net accumulated earnings of LCLP are recorded as dividend income. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions of cost of the investment. As of December 31, 2009 and 2008, the investment in LCLP is $-0-.

Statements of Cash Flows

For purposes of reporting the statement of cash flows, the Company includes all cash accounts, excluding money market accounts embedded in marketable securities, which are not subject to withdrawal restrictions or penalties as cash on the accompanying balance sheets.

Income Taxes

The Company, with the consent of its shareholder, has elected to be taxed as an S Corporation under the Internal Revenue Code, pursuant to which the Company is not subject to Federal income taxes. The income of the Company is allocated and taxed to its shareholder by inclusion in his respective individual income tax return. Accordingly, the provision for income taxes, as presented in the accompanying statements of income, consists of entity-level state taxes payable by S Corporations. Additionally, there are no deferred taxes provided for temporary differences between tax and financial reporting bases of assets and liabilities.

CPG-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) clarified guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, guidance was provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted this guidance on January 1, 2009. Previously, the Company recorded tax contingencies when amounts were estimable and probable to occur. Under the new guidance, the Company recognized the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. Due to the election of Subchapter S status, the adoption of this guidance did not have a material impact on the Company’s financial statements. At December 31, 2009, there was no liability for uncertain tax positions recorded on the accompanying balance sheet.

Contingencies

Certain conditions may exist that may result in a loss to the Company but that will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE C—EQUITY

The Company is a Delaware S Corporation and was established on November 8, 1990. There are 1,000 shares of common stock authorized and 100 shares outstanding at a par value of $0.01 as of December 31, 2009 and 2008. Sales of shares are for cash.

Total distributions for the year ended December 31, 2009, were $1,950,000, which were allocated $1,933,045 from retained earnings and $16,955 from additional paid-in capital. Distributions for the years ended December 31, 2008 and 2007, were $-0-.

CPG-L HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

DECEMBER 31, 2009, 2008 AND 2007

NOTE D—RELATED PARTIES

The Company is an investor and general partner in LCLP. The Company has recorded dividend income from LCLP of $186,948, $53,052 and $76,810 for the years ended December 31, 2009, 2008 and 2007, respectively. At December 31, 2009 and 2008, the Company had accrued dividend receivables from LCLP of $14,396 and $22,052, respectively.

Accounting services are provided by a related party without charge.

NOTE E—SUBSEQUENT EVENTS

The Company evaluated its December 31, 2009 financial statements for subsequent events through July 30, 2010, the date the financial statements were available to be issued, and noted no events or transactions that would require adjustments and/or additional disclosure in the Company’s financial statements.